UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2011

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Bronte Road, Suite 121 Oakville, Ontario, Canada	L6L 3B7

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (705) 864-1095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of

    Principal Officers

(a)

Departure of Principal Officer

On November 10, 2011, Mr. Benjamin Ward resigned from his position as Chief Financial Officer of Joshua Gold Resources Inc. (the “Company”), which resignation was effective on that date.  Mr. Ward’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices. Mr. Ward will continue to serve as President, Chief Executive Officer and as a member of the board of directors of the Company.

(b)

Appointment of Principal Officer

On November 10, 2011, the board of directors of the Company appointed Mr. W. Andrew Campbell to serve as the Company’s Chief Financial Officer, until his successor is duly appointed and qualified.

Mr. Campbell has over 35 years of experience within the public securities markets, working for such companies as Deloitte, as Senior Business Manager, and Randsburg International Gold Corp as Controller.  Mr. Campbell holds a Bachelor of Business Administration from Bishop’s University – Lennoxville Quebec, Canada. Mr. Campbell articled with Samson Belair Deloitte where he achieved his designation as a Chartered Accountant from the Canadian Institute of Chartered Accountants in 1985.

Mr. Campbell was appointed to serve as the Company’s Chief Financial Officer based on his extensive experience within the mineral exploration sector and knowledge of US GAAP as it applies to the business of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.
(Registrant)

Date: November 10, 2011	By:	/S/ Benjamin Ward
Benjamin Ward President, CEO, and Director

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